Exhibit 15.7

SLR Consulting Limited

4 March 2026

Richard Ellis
SLR Consulting Ltd
Baldhu House, Wheal Jane Earth Science Park
Baldhu, Truro, Cornwall
United Kingdom, TR3 6EH

Consent of Qualified Person for ICL Group Resources and Reserves for Fiscal Year 2025

Wardell Armstrong International Ltd (“WAI”) previously prepared Technical Report Summaries on behalf of ICL Group Ltd for the Boulby Mining Operation, United Kingdom; the Cabanasses and Vilafruns Mining Operation, Spain; the Dead Sea Works Mining Operation, Israel; the Rotem Mining Operation, Israel; and the Haikou Mining Operation, China.

WAI was incorporated into SLR Consulting Ltd (“SLR”) in 2025.

SLR in connection with the Annual Report on Form 20-F (the “Form 20-F”) by ICL Group Ltd (the “Issuer”), does hereby consent to:

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the use of the Technical Report Summary entitled “S-K 1300 TECHNICAL REPORT SUMMARY ON THE BOULBY MINING OPERATION, UNITED KINGDOM” prepared by WAI, and with an effective date of December 31, 2024, and dated February 27, 2025, by the Issuer referenced in the Form 20-F.

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the use of the Technical Report Summary entitled “S-K 1300 TECHNICAL REPORT SUMMARY ON THE CABANASSES AND VILAFRUNS MINING OPERATION, SPAIN” prepared by WAI, and with an effective date of December 31, 2024, and dated February 27, 2025, by the Issuer referenced in the Form 20-F.

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the use of the Technical Report Summary entitled “S-K 1300 TECHNICAL REPORT SUMMARY ON THE DEAD SEA WORKS MINING OPERATION, ISRAEL” prepared by WAI, and with an effective date of December 31, 2024, and dated February 27, 2025, by the Issuer referenced in the Form 20-F.

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the use of the Technical Report Summary entitled “S-K 1300 TECHNICAL REPORT SUMMARY ON THE ROTEM MINING OPERATION, ISRAEL” prepared by WAI, and with an effective date of December 31, 2024, and dated February 27, 2025, by the Issuer referenced in the Form 20-F.

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the use of the Technical Report Summary entitled “S-K 1300 TECHNICAL REPORT SUMMARY ON THE HAIKOU MINING OPERATION, CHINA” prepared by WAI, and with an effective date of December 31, 2024, and dated February 27, 2025, by the Issuer referenced in the Form 20-F.

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the use and references to our name or WAI’s name, including ours or WAI’s status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 20-F, the Registration Statement (as defined below) and the Technical Report Summaries.

Registered Office: 3rd Floor, Summit House, 12 Red Lion Square, London, WC1R 4QH	SLR Consulting Limited
3rd Floor, Summit House, 12 Red Lion Square, London, WC1R 4QH
Registered No:SLR Consulting Limited 3880506	Tel: +44 3300 886631

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any extracts from or a summary of the Technical Report Summaries in the Form 20-F and incorporated by reference into the Registration Statement and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summaries, or portions thereof, that was prepared by WAI, or that WAI supervised the preparation of, and/or that was reviewed and approved by WAI, that is included or incorporated by reference in the Form 20-F and the Registration Statement.

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the incorporation by reference of the Technical Report Summaries into the Issuer’s registration statement on Form S-8 (File No. 333-205518) (the “Registration Statement”) of the above items as included in the Form 20-F.

SLR confirms that it has read the disclosure included in the Form 20-F for fiscal year 2025 and that it fairly and accurately represents the resources and reserves information of the Issuer, as well as the applicable sections from the Technical Report Summaries for which WAI was responsible.

Dated this 4th day of March 2026.

Richard Ellis, BSc, MSc, MCSM, FGS, CGeol, EurGeol
Principal Resource Geologist
SLR Consulting Ltd

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